Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
________
TEL: (212) 735-3000
FAX: (212) 735-2000
www.skadden.com

June 6, 2025

Eve Holding, Inc.
1400 General Aviation Drive

Melbourne, FL 32935

Re:              Eve Holding, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Eve Holding, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), including in the form of Brazilian Depositary Receipts, each representing one share of Common Stock (“BDRs”), which may be issued against deposits of shares of Common Stock with the depositary for the BDR program, (ii) debt securities of the Company (“Debt Securities”), which may be issued in one or more series under an indenture (the “Indenture”) proposed to be entered into by the Company and the trustee to be named therein, the form of which is filed as an exhibit to the Registration Statement, and (iii) such indeterminate number of shares of Common Stock as may be issued upon conversion, exchange or exercise, as applicable, of any Debt Securities, including such shares of Common Stock as may be issued pursuant to anti-dilution adjustments determined at the time of the offering (collectively, “Indeterminate Securities”). The Registration Statement also relates to (a) the issuance of up 75,000,000 BDRs, each representing one share of Common Stock (the “New BDRs”), which may be issued against deposits of shares of Common Stock with the depositary for the BDR program, (b) the issuance of up to 1,500,000 shares of Common Stock (the “Primary Shares”) that may be issued upon the exercise of a warrant (the “EAH Warrant”) that was issued to Embraer Aircraft Holding, Inc., a Delaware corporation (“EAH”) pursuant to the warrant agreement, dated as of June 28, 2024, between the Company and EAH (the “EAH Warrant Agreement”), and (c) the resale by EAH of up to 9,000,000 shares of Common Stock (the “Secondary Shares”), comprising (i) 7,500,000 shares of Common Stock (the “Issued Shares”) issued to EAH in a private placement consummated on September 4, 2024, pursuant to the subscription agreement, dated as of June 28, 2024, between the Company and EAH (the “EAH Subscription Agreement”), and (ii) up to 1,500,000 shares of Common Stock that may be issued upon exercise of the EAH Warrant. The Common Stock, Debt Securities, Indeterminate Securities, New BDRs, Primary Shares and Secondary Shares are collectively referred to herein as the “Securities.”

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)                the Registration Statement;

(b)               the form of Indenture filed as an exhibit to the Registration Statement;

(c)                an executed copy of the EAH Warrant Agreement;

(d)               an executed copy of the EAH Subscription Agreement;

(e)                an executed copy of a certificate of Simone Galvão de Oliveira, General Counsel and Chief Compliance Officer of the Company, as of the date hereof (the “Secretary’s Certificate”);

(f)                an executed copy of certain resolutions of the Board of Directors of the Company, adopted on June 27, 2024, certified pursuant to the Secretary’s Certificate;

(g)               an executed copy of certain resolutions of the Board of Directors of the Company, adopted on June 4, 2025, certified pursuant to the Secretary’s Certificate;

(h)               a copy of the Company’s Second Amended and Restated Certificate of Incorporation as in effect as of June 27, 2024, as of June 4, 2025 and as of the date hereof, certified by the Secretary of State of the State of Delaware as of the date hereof, and certified pursuant to the Secretary’s Certificate (the “Certificate of Incorporation”); and

(i)                 a copy of the Company’s By-Laws, as amended and restated and as in effect as of June 27, 2024, as of June 4, 2025 and as of the date hereof, and certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and EAH and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and EAH and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and EAH and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the Certificate of Incorporation.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”). The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

As used herein, (a) “Transaction Documents” means the EAH Warrant Agreement, the EAH Subscription Agreement, the Indenture and the supplemental indentures and any applicable underwriting or purchase agreement and (b) “Organizational Documents” means those documents listed in paragraphs (h) and (i) above.

The opinions stated in paragraphs 1 and 2 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company shall have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (v) the terms of the applicable Transaction Document and the issuance and sale of such Securities have been duly established in conformity with the certificate of incorporation of the Company so as not to violate any applicable law, the certificate of incorporation of the Company or the bylaws of the Company or its properties, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or its properties.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

                 With respect to any shares of Common Stock offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock are duly executed and countersigned or, if the Offered Common Stock is to be issued in uncertificated form, a resolution of the Board of Directors has duly authorized the issuance of the Offered Common Stock in uncertificated form and (c) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Common Stock.
                 With respect to any series of Debt Securities offered by the Company (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the Indenture has been qualified under the Trust Indenture Act of 1939; (c) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (d) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.
                 When the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, the Primary Shares, when issued in accordance with the terms of the EAH Warrant Agreement, by the Company against payment of the exercise price therefor and registered in the Company’s share registry, will be validly issued, fully paid and nonassessable.
                 The Issued Shares being sold by EAH have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

The opinions stated herein are subject to the following assumptions and qualifications:

(a)              we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and governmental orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)              we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)              except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d)              we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e)              we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such provision purports to bind the Company to the exclusive jurisdiction of any particular court or courts;

(f)              we call to your attention that irrespective of the agreement of the parties to any Transaction Document a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(g)              the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein (the “Specified Documents”) without regard to any agreement or other document referenced in any such Specified Document (including agreements or other documents incorporated by reference or attached or annexed thereto) and without regard to any other agreement or document relating to any such Specified Document that is not a Transaction Document;

(h)              subsequent to the effectiveness of the Indenture and immediately prior to the issuance of any series Offered Debt Securities, the Indenture has not been amended, restated, supplemented or otherwise modified in any way that affects or relates to such series of Offered Debt Securities other than by the applicable Transaction Documents relating to such series of Offered Debt Securities;

(i)              this opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type;

(j)              we have assumed that New York law will govern the Indenture and any supplemental indenture thereto and that such choice is and will be valid and legal;

(k)              we have assumed that the Indenture will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us;

(l)              to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law Sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

(m)             we do not express any opinion whether the execution or delivery of any Transaction Document by the Company or the performance by the Company of its obligations under any Transaction Document will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries; and

(n)              we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a)              neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (a)(iii) with respect to the Opined-on Law);

(b)              neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction (except that we do not make the assumption set forth in this clause (b) with respect to the Opined-on Law);

(c)              the Transaction Documents have not been amended, restated, supplemented or otherwise modified, that the Transaction Documents have been duly authorized by all requisite corporate action of the Company and that the Transaction Documents, as applicable, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and

(d)              (i) with respect to our opinion set forth in paragraph 4 above, the Company received in full the consideration for the Issued Shares set forth in the EAH Subscription Agreement and the applicable resolutions of the Board of Directors of the Company approving the issuance of all such Issued Shares, (ii) the Company’s issuance of the Primary Shares does not and will not and the Company’s issuance of the Issued Shares did not (A) except to the extent expressly stated in the opinions contained herein, violate any statute to which the Company or such issuance is subject, or (B) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments), (iii) the Company’s authorized capital stock is as set forth in the Certificate of Incorporation, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations, (iv) the Issued Shares have been registered in the Company's share registry and (v) we have further assumed that the Company will continue to have sufficient authorized shares of Common Stock.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.  This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

TWG